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                                                                   EXHIBIT 10.12








                            ASSET PURCHASE AGREEMENT

                                    Between

                    SECURITY ASSOCIATES INTERNATIONAL, INC.

                                       as

                                   PURCHASER

                                      and

                        AMJ CENTRAL STATION CORPORATION

                                       as

                                     SELLER



                            Dated December 19, 1996


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                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT, dated as of December 19, 1996, is entered into by and between Security Associates International, Inc., a Delaware corporation ("Purchaser"), and AMJ Central Station Corporation, a Florida corporation ("Seller").

     Purchaser and Seller hereby agree as follows:

1. DEFINITIONS AND USE OF TERMS

     1.1 DEFINITIONS. The following terms shall have the meanings assigned below when used in this Agreement:

         (a) "Account" shall mean an agreement between a Subscriber and Seller pursuant to which the Central Monitoring Station monitors on a remote basis the security alarm system of such Subscriber;

         (b)  "Adjustment" has the meaning assigned in Section 3.2.2;

         (c) "Applicable Law" shall include any law, rule, regulation, order, injunction, notice, approval or judgment of any federal, state, or local government or governmental department, agency, board or the like, which applies to any of the Assets or the Purchased Business, and any agreement with any such government or governmental department, agency or board relating to compliance with any of the foregoing;

         (d)  "Assets" has the meaning assigned in Section 2.1;

         (e)  "Assumed Liabilities" has the meaning assigned in Section 2.5;

         (f) "Central Monitoring Station" shall mean the central monitoring station which is owned by Seller as of the Execution Date and the Closing Date and which monitors on a remote basis the security alarm systems of the Subscribers;

         (g)  "Closing" has the meaning assigned in Section 3.1.3;


         (h)  "Closing Date" has the meaning assigned in Section 3.1.3;

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         (i)  "Contract" means Assets of the type described in Section 2.1(a),
              (b), (e), (i) or (n);

         (j)  "Contract Assignment Agreement" has the meaning assigned in
              Section 4.10;

         (k) "Dealer" means a customer of Seller who has designated Seller to monitor on a remote basis the security alarm systems of those Subscribers who have contracted with Dealer to obtain such monitoring services from Dealer or its designee;

         (l)  "Effective Time" means the opening of business on the Closing
              Date;

         (m) "Employee" means a person employed by Seller immediately prior to the Effective Time;

         (n)  "Execution Date" means the date first written above;

         (o) "Income Tax Returns" means Seller's federal income tax returns for the periods ending December 31, 1993, December 31, 1994 and December 31, 1995;

         (p) "Intellectual Property" means all of the patents, trademarks, trade names (including "AMJ Central Station" and the corporate name "AMJ Central Station Corporation"), service marks, trade secrets, designs, know-how, copyrights, computer programs and software, registrations and applications and rights relating to any of the foregoing, and all other proprietary rights and information relating to or used by Seller;

         (q) "Interim Period" means the period beginning on the Execution Date and ending on the Closing Date;

         (r)  "License Assignment Agreement" has the meaning assigned in
              Section 4.9;

         (s) "Loss" shall mean any liability, loss, damage, claim, cost, deficiency, obligation, or expense (including penalties and reasonable legal fees and costs) incurred by a party;

         (t) "Permits" means all governmental licenses, registrations and permits, and applications therefor;

         (u) "Personal Property Lease Assignment Agreements" has the meaning assigned in Section 4.8;

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     (v)  "Promissory Note" has the meaning assigned in Section 2.4.1;

     (w) "Purchased Business" means the entire remote alarm monitoring business conducted by Seller as of the Execution Date and the Closing Date, including the Central Monitoring Station;

     (x) "Purchaser's Accountants" means the independent public accounting firm of Arthur Andersen & Co.

     (y)  "Real Estate" has the meaning assigned in Section 2.1(b);

     (z) "RMR" shall mean the monthly gross revenue earned by the Central Monitoring Station in consideration for the monitoring services provided by the Central Monitoring Station to Subscribers;

     (aa) "Second Closing" has the meaning assigned in Section 3.1.3.

     (bb) "Security Agreement" has the meaning assigned in Section 2.4.2.

     (cc) "Second Closing Date" has the meaning assigned in Section 3.1.3.

     (dd) "Sublease" has the meaning assigned in Section 4.7;

     (ee) "Subscriber" means a customer to whom Seller is entitled by contract to provide remote monitoring services for the security alarm system installed on that customer's premises.

     (ff) "Unrelated Party" means any person who is not a shareholder, officer or director of Seller or is not a business entity controlled by or under common control with any such person(s); and

     (gg) "Waste Material" means any pollutant, contaminant, hazardous or toxic material or other material now or in the past produced, discharged, stored or emitted by the Purchased Business or on the Real Estate.

1.2 OTHER TERMS.  In this Agreement:

     (a) any representation or warranty made "to the knowledge" of a party shall mean that the party is making the representation on the basis of the actual knowledge of the party or, in the case of a corporation, its officers and directors, in either event, after due inquiry; and

     (b) "including" shall indicate examples of a foregoing general statement and is not a limitation on that general statement.


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2. SALE AND PURCHASE OF ASSETS; PURCHASE PRICE.

     2.1 SALE AND PURCHASE OF ASSETS. Upon the terms and subject to the conditions contained in this Agreement, Seller hereby agrees to sell, and Purchaser hereby agrees to purchase, all of Seller's assets and properties, tangible and intangible, real, personal or mixed, of and pertaining to or used in the Purchased Business, wherever located, whether known or unknown, and whether or not reflected on the books and records of Seller (the "Assets"). The Assets include, but are not limited to, the following:

          (a)  all right, title and interest in all of Seller's
               Accounts;

          (b) all rights of use and occupancy of Seller in the portion of the real estate leased by Seller occupied by the Central Monitoring Station, as described on Schedule 4.7 (the "Real Estate");

          (c) all rights of use and occupancy of Seller in the plant, improvements, appurtenances and fixtures located on or forming part of the Real Estate;

          (d) except for those items listed in Schedule 4.8 as being retained by Seller, all tangible personal property, all machinery and equipment, computers, telephone installations, handling equipment, furniture, furnishings, accessories and spare parts, owned by Seller;

          (e) all leases of, and conditional sales contracts and title retention agreements relating to tangible personal property and Intellectual Property, under which Seller is lessee or conditional buyer;

          (f)  all accounts receivable;

          (g)  all prepaid expenses and deposits;

          (h)  all Intellectual Property;

          (i) all other contracts or commitments to which Seller is a party or by which Seller or any of the Assets is bound, all of which other than monitoring contracts with Dealers and Subscribers are described on Schedule 4.10, including, but not limited to:

                  (1) all unfilled orders of Seller; and



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                  (2)  all forward commitments to Seller for
                       supplies or materials entered into the usual and ordinary course of business, whether or not there are any written contracts with respect thereto.

          (j)  all Permits;

          (k) all records of sales, Dealer lists, Subscriber lists, customer lists and supplier lists;

          (l) all books, documents, records and files, including all financial, accounting and personnel records and all computer programs;

          (m)  the goodwill of Seller as a going concern;

          (n) all assignable contracts and policies of insurance, if any, including those related to the property or liability of Seller and/or to the lives or health of Seller's employees as set forth in Schedule 2.1(n) hereof.

     2.2 TITLE. Title to the Assets shall be conveyed to Purchaser free and clear of all liens, claims, encumbrances or restrictions except for such liens as are specifically listed on Schedule 2.2 hereto.

     2.3 PURCHASE PRICE. The purchase price ("Purchase Price") of the Assets shall be Three Million Seven Hundred Seventy-one Thousand One Hundred and Thirty-one ($3,771,131.00). In addition, Purchaser shall assume those (but only those) liabilities and obligations of Seller stated in Section 2.5.


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2.4  PAYMENT.

     2.4.1 The Purchase Price shall be paid by Purchaser to Seller as follows:

           (a) Fifty Thousand Dollars ($50,000.00) at closing by means of a cashier's check or wire transfer of federal funds in accordance with the wire transfer instructions to be provided by Seller; and

           (b) The remaining balance in a promissory note in a form similar to
Exhibit 2.4.1 (the "Promissory Note") executed by Purchaser and payable in one installment of principal on the Second Closing Date. No prepayment of the Promissory Note shall be permitted by Purchaser and Seller will be under no obligation to accept any prepayment. The Promissory Note shall not bear interest. The Promissory Note will not contain any grace period. The Promissory Note shall be secured by the collateral described in paragraphs
2.4.2 and 2.4.3 below.

     2.4.2 As security for the payment of the Promissory Note referred to in paragraph 2.4.1(b) above, Purchaser shall execute and deliver, at closing, a purchase money security agreement in a form similar to Exhibit 2.4.2 (the "Security Agreement") covering all of the Assets, viz., all of the items of tangible and intangible personal property purchased by Purchaser from Seller as more particularly described in paragraph 2.1 of this Agreement. The security interest evidenced by the Security Agreement shall be a first priority security interest and shall not be subordinate to any financing obtained by Purchaser in connection with the acquisition of the Assets or otherwise. Purchaser shall execute such instruments as requested by Seller to perfect the security interest in the Assets as provided in Chapter 679 of the Florida Statutes.




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     2.4.3 As additional collateral security, Purchaser will assign and deliver to Seller the Sublease on condition that Purchaser remain in possession of the leased premises so long as it: fully complies with all of the terms and conditions of the Sublease, including the prompt payment of rent; is not in default in the payment of the Promissory Note; and complies with the terms and conditions of the purchase money security interest referred to in paragraph 2.4.2.

     2.4.4 Upon payment in full of the Promissory Note, Seller shall execute and deliver to Purchaser a release of collateral and termination statement in such form as may be reasonably required by Purchaser as well as the cancelled Promissory Note.

     2.4.5 Between the Closing Date and the time when Purchaser pays the Promissory Note in full, Purchaser:

           (a) Shall not sell or otherwise dispose of any of the Assets even in the ordinary course of business;

           (b) Shall not remove any of the tangible personal property from the premises located at 1471 S.W. 12th Avenue, Pompano Beach, Florida; and

           (c) Shall not take any action which would cause Purchaser to be in a position so as not to return all of the Assets to Seller should any of the contingencies listed in paragraph 2.4.6 occur.

     2.4.6 In the event Purchaser shall fail to (i) pay the Promissory Note in full on the Second Closing Date, (ii) pay the liabilities and obligations of Seller as set forth on Schedule 2.5.1(c) no later than the Second Closing Date or (iii) pay off the Guaranteed Leases (as defined in paragraph 4.8 hereof) no later than the Second Closing Date, the following shall occur:


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           (a) this Agreement shall terminate and be null and void and of no legal force and effect whatsoever;

           (b) Seller's sole remedy for the termination of this Agreement and under the Note and Security Agreement shall be limited to the return of the Assets (including the balance of the accounts receivable as of the Second Closing Date and the cash (or undeposited checks) remaining after collection of payments on accounts receivable and payment of any obligations related to the Purchased Business that arise in the ordinary course of business on or before the Second Closing Date) and Seller shall retain the $50,000 payment made pursuant to paragraph 2.4.1 hereof;

           (c) the Sublease shall terminate and be null and void and of no legal force and effect whatsover; and

           (d) neither Seller nor Purchaser shall have any further liability to each other; except that Purchaser shall indemnify Seller for (i) any loss suffered by Seller due to a violation by Purchaser of the provisions of paragraph 2.4.5 above or 2.4.6(b) or (ii) for any loss to the Assets that occurs from the Closing Date to the Second Closing Date as a result of Purchaser's negligence, including all reasonable attorneys' fees and costs incured by Seller in pursuing Seller's remedies under this paragraph..





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      2.5  ASSUMPTION OF CERTAIN LIABILITIES

           2.5.1 Purchaser shall assume, pay, fulfill perform or otherwise discharge only the following liabilities and obligations of Seller to Unrelated Parties ("Assumed Liabilities") on the Closing Date:

           (a) all of Seller's trade, and other accounts payable and liabilities reflected or reserved against as of November 25, 1996 and included on Schedule 2.5.1(a), plus additional expenses or liabilities arising in the usual and ordinary course of business consistent with past practice after November 25, 1996 and before the Closing Date, which in the aggregate do not exceed $130,000.00;

           (b)  all liabilities and obligations of the Purchased
                Business accruing on and after the Closing Date under contracts, agreements, licenses, leases and similar documents which are to be transferred to Purchaser, specifically including the obligation to provide, during the term of each Subscriber's or Dealer's contract with Seller, continuing monitoring services of the Central Monitoring Station to all such Subscribers and Dealers; and

           (c) those liabilities and obligations of Seller otherwise specifically assumed by Purchaser in this Agreement as set forth on Schedule 2.5.1(c).

           2.5.2 Except as provided in Section 2.5.1, Purchaser shall not be required to assume, pay, perform, defend or discharge any, and Seller shall retain, pay, perform, defend and discharge all, of Seller's liabilities and obligations of any and every kind whatsoever, whether disclosed, undisclosed, direct, indirect, absolute, contingent, secured, unsecured, accrued or otherwise, whether known or unknown. Further, Purchaser shall not assume or agree to pay, perform or discharge, nor shall Purchaser be, directly or indirectly responsible for, any obligation or liability of Seller with respect to the breach of any contract or commitment prior to the Closing Date, or any action, suit or proceeding pending at the Closing which is asserted in respect of the conduct by Seller of its business prior to the Closing Date.



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     2.6 SUBSEQUENT DOCUMENTATION.  At any time and from time to time after the
Closing, upon the request of Seller or Purchaser and without further consideration to the other party, but with Purchaser and Seller bearing their own respective expenses incident thereto, Seller and Purchase shall do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances, assumptions, powers of attorney and assurances:

           (a) as may be required for assigning transferring, granting and conveying to Purchaser or its successors and assigns, or for aiding and assisting in collecting and reducing to possession and control of Purchaser or its successors and assigns, all of the Assets; or

           (b) as may be required for the better assigning, assuming, obligating, assuring and confirming to Seller that the Assumed Liabilities are assumed and to provide to Seller evidence of such undertaking and the discharge of such undertaking by Purchaser.

     2.7 ALLOCATIONS. The Purchase Price shall be allocated among the Assets in accordance with Schedule 2.7. In filing their respective income tax returns in any jurisdiction, the parties shall use the allocations of the Purchase Price set out in Schedule 2.7.

     2.8 TRANSFER INSTRUMENTS AND TAXES. The sale, transfer, assignment and delivery of the Assets by Seller to Purchaser shall be effected at the Closing by instruments of transfer and conveyance (with any necessary transfer and documentary stamps) sufficient in form and substance to vest in Purchaser good, valid and marketable title to all of the Assets. Seller shall take all other steps as may be reasonably necessary to put Purchaser in actual possession and operating control of the Assets. To the extent any sale, transfer, use or other similar taxes may be imposed by reason of such sale, transfer, assignment and delivery of the Assets, Seller shall pay



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all such taxes.  Seller shall make any filings required as a result of the transactions contemplated by this Agreement with the Florida taxing authorities.

     2.9 CONSENT TO ASSIGNMENT. To the extent that the assignment of Contract, Permit or Intellectual Property shall require the consent of another person, this Agreement shall not constitute an agreement to assign the Contract, Permit or Intellectual Property if an attempted assignment would constitute a breach thereof. Seller and Purchaser shall cooperate with each other in obtaining and shall jointly attempt to obtain the consent of any other party to a Contract, or the issuer of a Permit for the assignment thereof to Purchaser. If any such consent is not obtained, to the extent permitted by applicable law, Seller shall cooperate with Purchaser to provide for Purchaser the benefits under such Contract, Permit or Intellectual Property, including enforcement, for the benefit of Purchaser, of any and all rights of Seller against any other party. Purchaser, at its option, may elect to buy out any personal property lease where the lessor does not consent to the assignment of such lease to Purchaser on its then existing terms.

     2.10 ORIGINAL DOCUMENTS. Seller shall deliver to Purchaser at Closing and Purchaser shall thereafter retain all the original books, records, files, contracts and other documents referred to in Section 2.1 hereof arising out of or related to Seller's business prior to Closing (collectively, the "Original Records") except for Seller's corporate minute books and records of shareholders' and directors' meetings; provided, however, that Seller shall have the right for a period of four (4) years after Closing, to copy any and all such Original Records during normal business hours and upon reasonable notice to Purchaser.



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3. CLOSING AND POST CLOSING ADJUSTMENTS.

     3.1 CLOSING. The consummation of the sale and purchase hereunder (the "Closing") shall be effected by mail in accordance with the following procedures:
           3.1.1 Counsel for Purchaser will prepare and circulate for signature a complete set of operative documents. Such documents will include this Agreement, the Employment Agreement, the Bill of Sale, the Assumption Agreements, the Sublease, the Contract Assignment Agreements, the Permit Assignment Agreements, the License Assignment Agreements and Purchaser's Opinion of Counsel and all other Closing documents to be delivered by Purchaser.

           3.1.2 Counsel for Seller will prepare and circulate Seller's Opinion of Counsel and all other Closing documents to be delivered by Seller. Seller's counsel shall also prepare the Promissory Note and the Security Agreement for execution and delivery by Purchaser along with Seller's amended certificate of incorporation indicating that Seller's name has been changed as provided in
Section 4.9.

           3.1.3 Upon receipt of executed or final copies of all the documents referred to in Sections 3.1.1 and 3.1.2, and satisfactory completion of all of the Schedules and Exhibits thereto, Purchaser shall pay to Seller (by wire transfer or by certified or cashier's check as the parties may agree) the first installment of the Purchase Price (the "Closing"). The date of such payment is referred to herein as the "Closing Date." The payment of the second installment of the Purchase Price (the "Second Closing") shall occur on January 3, 1997 (the "Second Closing Date"), by wire transfer or by certified or cashier's check as the parties may agree. Simultaneously with the payment of the second installment of the Purchase Price, the Note and the Security Agreement




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shall be canceled and returned to Purchaser and all liens with respect thereto shall be immediately released.

     3.2 ADJUSTMENTS.

           3.2.1 Purchaser and Seller agree that the Purchase Price as set forth in Section 2.3 is to be adjusted for the amount of any liabilities or obligations of Seller arising before November 25, 1996 but not included on
Schedule 2.5.1(a) and any expenses, liabilities and obligations arising between November 25, 1996 and the Closing Date in excess of the amount established pursuant to Section 2.5.1 (a).

           3.2.2 Within 60 days after the Closing Date, Purchaser shall present to Seller a schedule itemizing the actual amount of all of the items set forth on Schedule 3.2.1. The amounts so determined shall be used to compute and arrive at a final adjustment to the Purchase Price hereunder (the "Adjustment").

     3.3 PAYMENT OF ADJUSTMENT Promptly after the delivery of the finally determined Adjustment pursuant to Section 3.2, the Adjustment shall be paid by the Seller to the Purchaser.

4. REPRESENTATIONS WARRANTIES AND COVENANTS OF SELLER.

     As of the Execution Date (for all matters arising prior thereto) and as of the Closing Date, Seller and William Jackson represent and warrant to Purchaser as follows:

     4.1 ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own its assets and to conduct its business in the manner in which it is now conducted. Seller duly qualified to do business in, and is in good standing under the laws of, each jurisdiction in which the ownership or leasing of the Assets or the conduct of the Purchased Business requires such qualification, which jurisdiction are listed on Schedule
4.1.  Seller has no


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equity interest in and does not control, through stock ownership or otherwise, any corporation, partnership, joint venture or other business entity. Attached hereto as Exhibits 4.1A, 4.1B and 4.1C, respectively, are certified copies of Seller's Certificate of Incorporation and By-Laws, including all amendments through the Closing Date and a Certificate of Good Standing issued by the Secretary of State of Florida dated as of a recent date. William Jackson is the sole shareholder of Seller.

     4.2 POWER AND AUTHORITY. Seller has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Seller and, assuming the due authorization, execution and delivery by Purchaser, constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms. The President of Seller has been duly authorized to execute this Agreement on behalf of Seller. Attached hereto as Exhibit 4.2 is a true and complete copy of the corporate actions taken by the Seller and its shareholders authorizing the transactions contemplated by this Agreement.

     4.3 FINANCIAL CONDITION.

         4.3.1 Seller has delivered to Purchaser its Income Tax Returns for calendar years 1993, 1994 and 1995, attached as Exhibit 4.3.1. The Income Tax Returns are correct and complete in all material respects.

         4.3.2 The tangible property and Intellectual Property used in the conduct of Seller's business included in the Assets are not damaged, are fit for their particular use, and are not defective, such that they are of a quantity and quality usable in the ordinary course of the


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business of Seller, subject only to changes in the ordinary course of business.
All such property is located at Seller's principal place of business.

         4.3.3 The accounts receivable included in the Assets and listed on
Schedule 4.3.3 are valid receivables, collectible to the extent of the excess thereof over any reserves, discounts and allowances specifically included on
Schedule 4.3.3, and are subject to no defenses, counterclaims or set-offs.

     4.4 ABSENCE OF UNDISCLOSED LIABILITIES. Seller has no liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due, including liabilities for taxes and interest and penalties thereon) except (a) the Assumed Liabilities and (b) the liabilities and obligations set forth on Schedule 4.4, all of which will be retained by Seller.

     4.5 TAX RETURNS. Seller has filed with the appropriate governmental agencies all required tax returns, is not in default with respect to any such filing, is not delinquent in payment of any taxes due to any taxing authority and has paid or made adequate provision or reserves for all taxes (including all federal, state and local income taxes, withholding, corporate and excise taxes, sales taxes, real and personal property taxes, unemployment insurance, occupation, social security and Medicare taxes, and interest and penalties thereon) payable by it, or attributable to periods prior to the Closing Date. Seller has not given any waiver or extension of any period of limitation governing the time of assessment or collection of any tax. The federal income tax returns of Seller have never been audited by the United States Internal Revenue Service. No deficiency in tax payment is claimed by the United States Internal Revenue Service or any other tax authority for any of Seller's taxable years. There are no tax audits currently pending with respect to Seller. To the best of Seller's knowledge, there is no basis for assessment of any


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deficiency in federal or state income taxes or any other taxes or governmental charges against Seller.

     4.6 ABSENCE OF CERTAIN CHANGES. Except as disclosed on Schedule 4.6, since November 25, 1996 through the Closing Date there has not been and will not be:

            (a) any material adverse change in the financial condition, assets, liabilities, equity, operations, business or prospects of Seller;

            (b) any obligation or liability incurred by Seller other than obligations and liabilities incurred in the ordinary course of business;

            (c) any material damage, destruction or loss, whether or not covered by insurance, adversely affecting any Assets;

            (d) any mortgage, encumbrance or lien placed on any of the Assets;

            (e) any purchase or sale or other disposition or any agreement or other arrangement for the purchase or sale or other disposition of any material assets;

            (f) any change in the compensation or benefits payable or to become payable by Seller to any of its officers, employees or agents or any new bonus payment or arrangement or employee benefit made to or with any of them;

            (g) any change with respect to the management or supervisory personnel of Seller; or

            (h) any other event or condition of any character materially and adversely affecting the financial condition or business of Seller.

     4.7 REAL ESTATE. Seller does not own any real estate and does not lease any real estate to others. Seller has valid leasehold interests in all Real Estate that it leases from others and the improvements situated thereon, all of which are listed and identified on Schedule 4.7 (which includes the facility in which the Central Monitoring Station is located which is leased to William Jackson and Elizabeth Jackson or their assignee (collectively, the "Jacksons") as lessees). All such improvements and all fixtures are in good repair and operating condition,



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normal wear and tear and required maintenance (which has heretofore been regularly performed) excepted, and are suitable and fit for the purposes for which they are currently being used. The Real Estate on which the Central Monitoring Station is located complies with all Underwriter's Laboratories standards for multi-user facilities. True and correct copies of all available deeds, conveyances, leases and other related instruments have been delivered to Purchaser. Seller's use and occupation of such Real Estate and the improvements thereon comply in all material respects with the Lease. Neither Seller nor the Jacksons are in default under the Lease, nor is there any event or occurrence which with notice or passage of time will constitute a default under the Lease. None of the improvements situated on the Real Estate leased under the Lease encroaches on the property of any other person. The Lease for the Real Estate on which the Central Monitoring Station is located as currently in effect (and as to which The Jacksons are lessees) is attached hereto as
Exhibit 4.7A (the "Lease"). On or prior to the Closing Date, all of Seller's (and the Jacksons') right, title and interest in that portion of leased Real Estate comprising the Central Monitoring Station shall have been conveyed to Purchaser pursuant to a sublease agreement substantially in the form of Exhibit 4.7B hereto (the "Sublease"). In the event that Seller (or The Jacksons) exercises its (or their) right to purchase the Real Estate on which the Central Monitoring Station is located, as provided in the Lease, Seller (or The Jacksons) shall then lease the portion of such facility comprising the Central Monitoring Station to Purchaser on the same terms as are provided in the Sublease.

     4.8 TANGIBLE PERSONAL PROPERTY. Except as disclosed on Schedule 4.8, Seller has and will transfer to Purchaser good title to all of the tangible personal property which it owns, as reflected on Schedule 4.8. Seller has valid leases for all tangible personal property which it leases from others, all of which are identified on Schedule 4.8. On or prior to the Closing Date, all leases with respect to the tangible personal property of Seller shall have been assigned to Purchaser pursuant to agreements substantially in the form of
Exhibit 4.8 hereto (the "Personal Property Lease Assignment Agreements"). The machinery, equipment, furniture and fixtures, computer hardware and software used by Seller are in good operating condition and repair, normal wear and tear and required maintenance (which has heretofore been regularly performed) excepted, and are suitable and fit for the purposes for which they are currently being used. Any personal property lease listed on Schedule 4.8 that is guaranteed by William Jackson ("Guaranteed Leases") where the lessor will not release Jackson's guarantee will be paid off by Purchaser no later than the Second Closing Date. The payoff amount for all of the personal property leases does not in the aggregate exceed $189,007.58.

     4.9 INTELLECTUAL PROPERTY. Schedule 4.9 lists and briefly describes all of the Intellectual Property owned or used under license, as well as specifying whether Seller is owner, licensor or licensee of any Intellectual Property.
All license agreements and all other instruments relating to licenses are described in Schedule 4.9 and true and complete copies thereof have been provided to Purchaser. None of the Intellectual Property has been held or stipulated to be invalid in any litigation which has been concluded and the validity of none of the Intellectual Property has been questioned in any litigation currently pending or, to the best knowledge of Seller, threatened. Seller owns or possesses under lease, license, or otherwise all intellectual property necessary to sell its services and the performance by Seller of such services does not infringe any rights of any other person. Seller has not received any notice of conflict thereof with the asserted rights of others, and Seller has the right to bring an action for any infringement of the Intellectual Property. On or prior to the Closing Date, all licenses with respect to Intellectual Property as to which Seller is Licensee shall be assigned to Purchaser pursuant to License Assignment

Agreements in the form of Exhibit 4.9. On or prior to the Closing Date Seller shall have changed its name from AMJ Central Station Corporation to another name dissimilar to its present name and do such other things as shall be necessary or desirable to permit Purchaser to assume and use the Seller's name from and after the Closing Date.

     4.10 CONTRACTS. Schedule 4.10 is a true and complete list of all Contracts (other than contracts with Dealers and Subscribers, all of which and the related Accounts are listed on Schedule 4.20), to which the Company is a party which are not otherwise listed on Schedules 2.1(n), 4.7 or 4.9. All such Contracts (including those with the parties listed on Schedule 4.20) are enforceable against the parties thereto in accordance with their respective terms. Other than defaults of Dealers or Subscribers under monitoring contracts which are in the aggregate not material, no default exists with respect to any such Contracts and no event or occurrence exists which with notice or passage of time will result in a default. On or prior to the Closing Date, all Contracts to which Seller is a party shall be assigned to Purchaser pursuant to Contract Assignment Agreements in the form of Exhibit 4.10 ("Contract Assignment" Agreements). The contracts with the Dealers and Subscribers reflected on Schedule 4.20 shall be assigned to Purchaser pursuant to a single Assignment Agreement assigning all such contracts which shall be listed on a schedule thereto. Except for the Contracts listed on Schedules 2.1(n), 4.7, 4.9, 4.10 and 4.20, there is no Contract:

            (a) extending for a period of time longer than 12 months;

            (b) involving expenditures or receipts in excess of $3,000;

            (c) relating to the borrowing of money or guarantying any obligation for borrowed money or otherwise, other than endorsements for collection;

            (d)  with any insider or any affiliate;

            (e) prohibiting or substantially restricting Seller from freely engaging in business in any part of the world;

            (f)  with any Dealer; or

            (g) any other contract, commitment or lease outside of the usual and ordinary course of business.

     4.11 PERMITS. Seller or William Jackson ("Jackson") holds all of the Permits required by Applicable Law for Seller to own all of the Assets and to operate the Purchased Business as now conducted. Schedule 4.11 contains a true and complete list of all such Permits and the holder thereof. All such Permits are currently in effect. Seller has received no notice and has no reason to believe that such Permits will not continue to be in effect and available for use by Purchaser in operating the Purchased Business immediately following the Closing. Except as specified on Schedule 4.11, all of the Permits are renewable in the ordinary course of business, or are assignable to Purchaser pursuant to this Agreement, or are such that Seller has no reason to believe that Purchaser will not be granted such Permit upon submission of a proper application. At or prior to Closing, all assignable Permits will be assigned to Purchaser pursuant to agreements in the form of Exhibit 4.11 attached hereto (the "Permit Assignment Agreements"). Jackson shall remain an employee of Purchaser, on the terms included in the Employment Agreement attached hereto as
Exhibit 7.1(h), and retain on behalf of Purchaser any Permit held by Jackson necessary to operate the Purchased Business for the period provided therein, or if such Permits are transferable transfer such Permits to a permanent employee of Purchaser.

     4.12 COMPLIANCE WITH APPLICABLE LAW AND PERMITS. To Seller's knowledge, except as disclosed on Schedule 4.12, Seller is conducting, and has conducted, the Purchased Business in compliance with all Applicable Laws and Permits, and has received no notice that it is in breach of any such Applicable Law or Permit. To Seller's knowledge, Seller (and the Jacksons) and its predecessors in possession of the Real Estate have processed, stored, disposed, transported, handled, emitted, discharged, and released any Waste Material, whether on or off the Real Estate leased by it, only in compliance with Applicable Law and Permits, and no such disposal will form the basis for any claim, demand, or action seeking the clean-up of any site, location, body of water, surface, or subsurface, wherever located. To Seller's knowledge, no Waste Material, tanks, containers, cylinders, drums or cans were buried on the Real Estate leased by Seller (or the Jacksons) or any other party during or preceding Seller's (or the Jacksons') leasing of the Real Estate. Seller has delivered to Purchaser copies of all internal or external environmental audit reports prepared by or for Seller (or the Jacksons).

     4.13 NO CONFLICT. Neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by Seller will result in the violation of the Certificate of Incorporation or By-Laws of Seller or any resolutions of its shareholders or board of directors; any Contract; or any Applicable Law or Permit. Seller is not required to give prior notice to, or obtain any consent, approval or authorization of, or make any declaration or filing with, any governmental authority, creditor or other person in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

     4.14 NO ENCUMBRANCES. Except as set forth in Schedule 2.2, Seller has good title to all Assets which it owns, free and clear of all liens, charges, security interests, encumbrances or any other rights or interests of others.

     4.15 NO DEFAULTS. Except as set forth in Schedule 4.15, Seller has taken all actions reasonably necessary to enable it to perform when due all obligations under any Contracts or Permits, all of which are in full force and effect, and there has not occurred any default or other event which with the lapse of time or giving of notice or both may become a default under any of the foregoing documents.

     4.16 LITIGATION. Except as set forth on Schedule 4.16, there are no claims, actions, suits or proceedings pending or, to the best knowledge of Seller, threatened by or against Seller or affecting it in any court or before any governmental or administrative authority, including but not limited to claims, actions or suits by Dealers and/or Subscribers. Seller is subject to no decree, judgment, order or notice of any kind which enjoins or restrains it from taking any action of any kind.

     4.17 EMPLOYEE AND LABOR MATTERS. To the knowledge of Seller, none of Seller's key Employees, and no group of Employees, plans to terminate his, her or their employment with Seller or to refuse employment with Purchaser. Seller has not been, and is not, a party to any collective bargaining or other union agreement. Seller is in compliance in all material respects with all Applicable Laws respecting employment and employment practices, immigration laws, terms and conditions of employment, and wages and hours. None of Seller's employees is represented by a union nor are there any applications for certification of a collective bargaining agent pending. Within the last two years, Seller has experienced no, and there is not presently pending or existing any, union organization attempts or work stoppages. There has not been, and there is not presently pending or existing, any unfair labor practice or discrimination charge or complaint against Seller or, to the knowledge of Seller, threatened, before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other similar national, state or local body. There are no strikes, requests for representation, slowdowns, picketing, work stoppages, or grievances actually pending or threatened against or affecting Seller. No question concerning representation as defined in the National Labor Relations Act has been raised with Seller or, to the knowledge of Seller, is threatened against it.

   4.18  EMPLOYEE BENEFITS.

         4.18.1 Seller has never been and is not a party to (i) any employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to (ii) any employment, consulting, agency, commission, retirement, stock, stock option, incentive pay, severance pay or non-competition agreement or any profit-sharing, vacation, deferred compensation, excess or pension agreements or plans, or similar arrangements, whether written or oral, or formal or informal, other than the health insurance plan identified on Schedule 4.18 and defined herein as the "Plan" (a true and correct copy of which have been delivered to Purchaser).
All obligations, whether arising by operation of law, by contract or by past custom, for payments with respect to the Plan or with respect to unemployment compensation benefits, social security benefits, accrued vacation, or other benefits for Employees, arising as a result of employment during periods prior to the Closing Date, other than those included on Schedule 2.5.1(a), have been or shall be paid by Seller. Any payments in excess of those provided for on
Schedule 2.5.1(a) shall be borne by Seller.

         4.18.2 Upon termination by Purchaser of the employment of any Employee, Purchaser shall not incur any liability for any severance or termination pay or other similar payment related to that Employee's employment by Seller prior to the Effective Time (such liability being solely Seller's).

         4.18.3 The Plan is in compliance with its terms and with ERISA and other applicable laws and all agreements and instruments applicable to the Plan. No violation of

ERISA has at any time occurred in connection with the administration of the Plan, and there are no actions, suits, or claims (other than routine, non-contested claims for benefits) pending or threatened against the Plan, or any administrator or fiduciary thereof, which could result in any liability.

         4.18.4 Full payment as of the Effective Time has been made of all amounts which Seller is required to have paid under the Plan up to the Effective Time.

         4.18.5 The Seller does not provide, nor has it at any time provided, coverage under any welfare benefit plan, as defined in Section 3(1) of ERISA (including, but not limited to, life insurance, disability, medical, dental, prescription drugs, or accidental death or dismemberment) to any of its retirees, other than any continuation or conversion coverage which any such retiree may have purchased at his own expense.

   4.19 SUFFICIENT ASSETS. The Assets constitute all of the tangible property and Intellectual Property and other assets necessary and sufficient for the conduct of, and used or held by Seller in connection with, the Purchased Business as it is presently conducted.

   4.20 CUSTOMERS, DEALERS, DISTRIBUTORS AND SUPPLIERS. Schedule 4.20 contains a true and complete list of all Dealers and the number of Subscribers whose Accounts are monitored for each such Dealer. To Seller's knowledge, there are no problems in Seller's business relations with the foregoing persons and, except as described in Schedule 4.20, there are no disputes between Seller and any of such persons pending or, to the knowledge of Seller, threatened. True and complete copies of all contracts with the foregoing persons in effect as of the Execution Date have been delivered to Purchaser and are in full force and effect in accordance with their terms, and there are no defaults or assertions of default thereunder. True and complete copies of all such contracts executed between the Execution Date and the Closing Date will be delivered to

Purchaser at the Closing and they will be in full force and effect in accordance with their terms and there will be no defaults or assertions of default thereunder. Seller is not aware of any Dealer that is planning to terminate its relationship with Seller or the Purchased Business. One true and complete copy each of Seller's standard "Alarm Company Monitoring Agreement" form which it uses with Dealers is included as Exhibit 4.20. Seller has in force with each Dealer a valid and enforceable contract utilizing said forms. Seller shall use its best efforts to renew each such contract which expires during the Interim Period. Seller has neither agreed to modify, nor modified, the preprinted text of either such form in contracts with any of the Dealers or Subscribers in the twelve months ended on the Execution Date and shall not agree to modify either form or use any other form of agreement from the Execution Date through the Closing Date.

   4.21 RELATED PARTY TRANSACTIONS. Except as set forth in Schedule 4.21 or as contemplated by this Agreement, no shareholder, relative of a shareholder, partner, officer or director of Seller has any interest in any of the Assets or is a party to any Contract with Seller affecting the Purchased Business or the Assets.

   4.22 DISCLOSURE. No representation or warranty by Seller in this Agreement, and no certificate or written statement furnished or to be furnished to Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or shall contain any untrue statement of material fact, or omits or shall omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to Seller which materially adversely affects or in the future would (so far as can now be reasonably foreseen) materially adversely affect the Purchased Business, its financial condition or its business which has not been set forth in this Agreement, any Schedule, Exhibit, or other information or written materials provided by Seller to Buyer.

     4.23 MINIMUM NUMBER OF SUBSCRIBERS. As of the Execution Date the Central Monitoring Station is monitoring the security alarm systems of a minimum of 50,000 Subscribers and is earning a minimum of One Hundred Ninety Thousand Dollars ($190,000.00) in RMR from such monitoring activities.

     4.24 CONTRACTS AND POLICIES OF INSURANCE. Schedule 2.1(n) includes a true and complete list of all contracts and policies of insurance which Seller has in force on the Execution Date and which are assignable either without the need to obtain the respective insurer's consent or upon obtaining the respective insurer's consent (which consent shall be obtained at a or prior to the Closing
Date). Seller shall renew each such contract or policy which expires during the Interim Period or obtain a new contract or policy with the same or another insurer containing substantially the same terms and conditions.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER.

     As of the date hereof and as of the Closing Date, Purchaser represents and warrants to, and agrees with, Seller as follows:

     5.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Purchaser has provided or will provide Seller at Closing a photocopy of its Certificate of Incorporation and a photocopy of its By-Laws.

     5.2 POWER OF AUTHORITY. Purchaser has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed, and delivered by Purchaser and, assuming the due authorization, execution and delivery hereof by Seller, constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms. The President of Purchaser has been duly authorized to execute this Agreement on behalf of Purchaser. Attached on Exhibit 5.2 is a true and complete copy of the corporate resolutions authorizing the transactions contemplated by this Agreement.

     5.3 NO CONFLICT. Neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by Purchaser will result in the violation of or default under:

            (a) any of the provisions of the Articles of Incorporation or By-Laws of Purchaser;

            (b) any agreement or other instrument to which Purchaser is a party or by which Purchaser is bound; or

            (c) any law, rule, regulation, order, judgment or decree applicable to Purchaser.


     5.4 DISCLOSURE. No representation or warranty by Purchaser in this Agreement, and no certificate or written statement furnished or to be furnished to Seller pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or shall contain any untrue statement of material fact, or omits or shall omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

6. COVENANTS.

     6.1 CONTINUED CONDUCT OF BUSINESS DURING INTERIM PERIOD. During the period beginning November 25, 1996 and ending on the Closing Date, Seller has and shall continue to:

            (a) conduct the Purchased Business only in the usual and ordinary course, consistent with past practice;

            (b) refrain from making any material change in Seller's accounting practices or procedures;

            (c) refrain from incurring any obligations or liabilities other than those that are usual and normal in the ordinary course of business, consistent with past practice;

            (d) refrain from declaring or paying any dividend or distribution on Seller's stock, or redeeming, purchasing or obligating Seller to redeem or purchase any of its stock;

            (e)  refrain from making any change in the
                 compensation or benefit payable or to become payable to any Employees or making any new bonus payment or arrangement or benefit to or with any of them;

            (f) refrain from making any loans to any of its officers, directors, employees or agents;

            (g) refrain from making any voluntary capital expenditures without the prior written consent of Purchaser;

            (h) have in effect and maintain at all times all insurance now in force as described in Schedule 2.1(n), including third party liability insurance for damages which may be suffered by any Subscriber, in the amount of at least two million dollars ($2,000,000) per occurrence;

            (i)  use its best efforts to preserve the Purchased
                 Business intact, to preserve and maintain all Intellectual Property, to keep available the services of the present officers and employees of Seller and to make no changes therein, and to preserve the goodwill of all suppliers, customers, licensors, sales representatives and others having business relations with Seller;

            (j) conduct the Purchased Business in accordance with Applicable Law; and

            (k) be solely responsible for the management of the Purchased Business; provided however, that during said period Seller shall permit Purchaser, at Purchaser's sole option and expense, to locate in Seller's principal place of business from time to time during normal business hours (on a full or part-time basis) not more than two (2) administrative and/or technical managers ("Purchaser's Managers") for the purpose of consulting with and assisting Seller's management personnel in the management of the Purchased Business, it being understood that Purchaser's Managers shall work in an advisory capacity only. Purchaser shall, to the best of its ability, assist Seller in the conduct of the Purchased Business during the Interim Period but shall incur no liability to Seller for advice given to Seller.

     6.2 ACCESS TO RECORDS. Purchaser's representatives, attorneys and accountants have had, prior to the date hereof, and shall continue to have until the Closing Date and thereafter, reasonable access to the records (including all contracts with Dealers and Subscribers), audits and properties of Seller as well as to all information relating to taxes, commitments, contracts, title to properties and the financial condition of, or otherwise pertaining to, the Seller. From the date hereof, Seller agrees to cause its accountants to cooperate with Purchaser and its accountants in making available all financial information concerning Seller, as is requested, and Purchaser and its accountants shall have the right to examine all working papers pertaining to examinations of Seller, or preparation of its reports, by its accountants. Unless and until the purchase contemplated herein is consummated, Purchaser shall hold in confidence, and shall use its best efforts to cause its representatives, attorneys and accountants to hold in confidence, all information obtained as aforesaid. During the Interim Period Purchaser shall neither reproduce nor remove from Seller's premises, without Seller's prior consent, any list of Dealers or Subscribers prepared by Seller. If the purchase contemplated by this Agreement is not consummated, Purchaser shall return to Seller or destroy (at Seller's option) all copies of documents received from Seller as Seller may reasonably request.

     6.3 ACTION BY SELLER. Seller shall use its best efforts to cause each of the conditions set forth in Section 6.1 to be fulfilled on or prior to the Closing Date.

     6.4 ACTION BY PURCHASER. Purchaser shall use its best efforts to cause each of the conditions set forth in Section 7.3 to be fulfilled on or prior to the Closing Date.

     6.5 EMPLOYEES.

         6.5.1 Schedule 6.5.1 is a true and complete list of the Employees and their respective annual salaries as of the date hereof. Beginning at the Effective Time, Purchaser shall offer to employ all of the Employees on substantially the same terms and conditions of employment, taken as a whole, as are in effect with Seller immediately prior to the Effective Time. Seller shall use its best efforts to encourage all Employees to accept Purchaser's offer of employment. Prior to the Effective Time, Purchaser shall not be deemed an employer of any Employees or be responsible for any damage caused to any third party or for any liability incurred by Seller or the Purchased Business. Seller shall be responsible for the health care continuation requirements of all Employees and former Employees of the Seller who worked in the Purchased Business (other than those Employees who are subsequently employed by Purchaser), such continuation to be made in accordance with the continuation coverage requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code.

         6.5.2 Purchaser shall treat the employment with Seller of all Employees who accept Purchaser's offer of employment (the "Transferred Employees") as employment with Purchaser for all seniority-related purposes, including for the purposes of any of Purchaser's medical, accident and sickness, disability, sick leave policies and for the purpose of determining eligibility for vacations and statutory holidays. Purchaser shall use its best efforts to cause the relevant insurance carriers and other third parties to waive all restrictions and limitations for any pre-existing medical condition existing at the Effective Time of any of the Transferred Employees and their eligible dependents for the purposes of any such plans.

         6.5.3 Purchaser shall grant paid vacation time to any of the Transferred Employees who had accrued paid vacation time due as of the Effective Time for any such vacation days to be taken on or after the Closing Date. Purchaser shall not be responsible for any pay in lieu of vacation that may be due to any Employee who rejects Purchaser's offer of employment. All other obligations in respect of the Employees which have been included in calculating the Adjustment or which have accrued in the ordinary course of business subsequent to November 25, 1996 shall be paid by Purchaser. All other obligations in respect of the Employees arising prior to the Closing Date shall be paid by Seller.

     6.6 NO SHOP. From the Execution Date through the Closing Date, neither Seller nor any of its officers, directors, affiliates, employees, representatives or agents, shall, directly or indirectly, solicit, initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, any corporation, partnership, individual, person or other entity or group with respect to the sale of Seller or the Assets (other than sales of inventory in the ordinary course of business) or assist or participate in, facilitate or encourage any effort or attempt by any other person to do or seek any of the foregoing. Seller shall promptly communicate to Purchaser the terms of any proposal or contact which it may receive in respect of any such transaction.

     6.7 NONCOMPETITION AND NONSOLICITATION. During the period commencing with the Execution Date and ending on the third (3rd) anniversary of the Closing Date, neither Seller or any of its principal shareholders agreeing to be bound by this Section 6.7 shall:

         6.7.1 enter into competition with Purchaser by establishing a remote alarm system monitoring center in Florida providing third party alarm system monitoring or similar services to those provided by the Purchased Business from any location to any person within twenty five (25) miles of any location where Purchaser or any subsidiary of Purchaser provides such services;

         6.7.2 solicit any Dealer or Subscriber for the purposes of providing any services similar to those provided by the Purchased Business, either by such party or by any other person or entity;

         6.7.3 reveal the customer list of Seller and the Purchased Business to any person;

         6.7.4 employ any employee of Purchaser or its subsidiaries, or any of the Employees or solicit or encourage any such employee to terminate his employment with any of the foregoing; or

         6.7.5 take any other action which is intended to, or which would reasonably be expected to:

               (a) adversely affect Purchaser's interest in any Account;

               (b) adversely affect Purchaser's contractual relationship with any Dealer or Subscriber; or

               (c) discourage any Dealer, Subscriber or supplier from continuing its business relationship with Purchaser after the Closing Date on the same terms as were maintained with Seller.

     Notwithstanding any other provision of this Agreement, Seller agrees that neither money damages nor arbitration would be a sufficient remedy for breach of this Section 6.7 and that the Purchaser shall be entitled to specific performance, injunctive relief or other equitable relief as a remedy for breach of this Section 6.7. Such remedies shall be in addition to any other remedies available at law or in equity. The parties agree that the state and federal courts located in Broward County, Florida are the proper venue for seeking such relief, and no party shall attempt to have the venue of any such action changed to any other court.

7. CONDITIONS TO OBLIGATIONS OF PURCHASER AND SELLER.

   7.1 CONDITIONS TO OBLIGATIONS OF PURCHASER. All obligations of Purchaser hereunder are, at its option, subject to the fulfillment of each of the following conditions on or before the Closing Date and the Second Closing
   Date:

            (a) The representations and warranties of Seller set forth in Section 4 shall be true and correct on the Closing Date with the same force and effect as if made at and as of such date;

            (b) Seller shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by Seller at or prior to the Closing Date.

            (c) No action or proceeding shall be pending by any person, government, governmental, authority, regulatory body or agency to enjoin, restrict or prohibit:

                 (1) the sale and purchase of the Assets contemplated hereby; or

                 (2) the right of Purchaser to own the Assets or conduct the
                     Purchased Business;

            (d) No material Assets shall have been stolen, damaged or destroyed and there shall have occurred no event or events having a material adverse effect on the financial condition, assets, liabilities, equity, results of operations, business or prospects of Seller, whether or not in the ordinary course of business;

            (e) Seller shall have delivered to Purchaser the opinion of Seller's counsel substantially in the form of
                 Exhibit 7.1(e) (which shall be reconfirmed as of the Second Closing Date);

            (f) Seller (or the Jacksons, in the case of the Sublease) shall have delivered executed Contract Assignment Agreements (including but not limited to


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

                 those for the contracts and policies of insurance listed on
                 Schedule 2.1(n)), the Sublease, the Personal Property Lease Assignment Agreements, the License Assignment Agreements, and any and all other authorizations, permits and consents necessary to lawfully own and operate the Purchased Business, including executed consents where necessary to accomplish the assignment in conformity with the underlying agreements, for all material contracts, leases, agreements, insurance policies and permits to be acquired by Purchaser pursuant to this Agreement;

            (g) Seller shall have received any and all other authorizations, permits and consents necessary to validly sell, assign and transfer the Assets to Purchaser and for Purchaser's assumption of the Assumed Liabilities; and

            (h) Jackson and Purchaser shall have executed and delivered an employment agreement, substantially in the form of Exhibit 7.1(h) (the "Employment Agreement").

     7.2 PURCHASER'S OPTION.

         7.2.1 In case any condition referred to in Section 7.1 to be performed or complied with at or prior to the Closing Date shall not have been so performed or complied with, Purchaser may, without limiting any other right that Purchaser may have, at its sole option, either:

         (a) rescind this Agreement by notice to Seller, and in such event Purchaser shall be released from all obligations hereunder; or

         (b) waive compliance with any such term, covenant or condition in whole or in part.

         7.2.2 Notwithstanding any provision to the contrary herein contained, Purchaser may terminate this Agreement at any time prior to the Closing without being required to give any reason or to demonstrate any cause for such termination. Purchaser shall notify Seller of such termination in writing. If Purchaser terminates this Agreement as provided in this Section 7.2.2, this Agreement shall thereupon terminate, and neither Seller nor Purchaser shall have further liability to each other. In such event, Purchaser shall, however, pursuant to Section 6.2, return to

Seller or destroy (at Seller's option) all copies of documents received from Seller in contemplation of the purchase described in this Agreement.

     7.3 CONDITIONS TO OBLIGATIONS OF SELLER. All Obligations of Seller hereunder are, at its option, subject to the fulfillment of each of the following conditions on or before the Closing Date.

          (a) The representations and warranties of Purchaser set forth in Section 5 shall be true and correct at the Closing Date with the force and effect as if made at and as of such date;

          (b) Purchaser shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by Purchaser at or prior to the Closing Date;

          (c) No action or proceeding shall be pending by an person, government, governmental authority, regulatory body or agency to enjoin, restrict, or prohibit the sale and purchase of the Assets contemplated hereby;

          (d) Purchaser shall have delivered to Seller opinion of Purchaser's counsel substantially in the form of Exhibit 7.3(d) (which shall be reconfirmed at the Second Closing); and

          (e) Purchaser shall have received any and all other authorizations, permits and consents necessary for Purchaser to purchase the Assets and to assume the Assumed Liabilities.

     7.4 SELLER'S OPTION. In case any condition referred to in Section 7.3 to be performed or complied with as of the Closing Date shall not have been so performed or complied with, Seller may, without limiting any other right that Seller may have, at its sole option, either;

          (a) rescind this Agreement by notice to Purchaser, and in such event Seller shall be released from all obligations hereunder; or

          (b) waive compliance with any such term, covenant or condition in whole or in part.

8. INDEMNIFICATION

     8.1 INDEMNIFICATION BY SELLER.

     Seller and its principal shareholder, William Jackson, jointly and severally hereby agree to indemnify and hold Purchaser harmless against any Loss arising out of or due to:

            (a) any material breach of any representation or warranty by Seller contained herein or in any document delivered hereunder;

            (b) any material breach of any covenant or agreement by Seller contained herein;

            (c) any material breach of any covenant or agreement by Seller contained herein to be performed prior to or after the Closing Date.

            (d) liabilities of Seller which relate to the ownership or use of any of the Assets or the conduct of the Purchased Business prior to the Closing Date which are not Assumed Liabilities including liabilities arising from or relating to:

                 (1) taxes imposed on Seller, the Purchased Business or any other Assets for any period prior to the Closing Date unless disclosed, assumed and reserved against;

                 (2) The litigation set forth on Schedule 4.16, less any amounts covered by Seller's casualty and liability insurance.

                 (3) injuries to, the death of, or the contraction of diseases by, any person resulting from exposure to hazardous substances or other materials prior to the Closing Date without regard to when such injuries or diseases are first manifested but only to the extent not covered by Seller's workers' compensation, casualty or other liability insurance;

                 (4) the generation, processing, handling, storage or disposition of or contamination by Waste Material, whether on or off the Real Estate, prior to the Closing Date, including costs and penalties incurred in the monitoring, cleanup or correction of any such event or condition, but only to the extent not covered by casualty or other liability insurance;

                 (5) any pollution or other damage or injury to the environment, whether on or off the Real Estate, arising out of events occurring or conditions existing prior to the Closing date, and caused or contributed to by Seller, including costs and penalties incurred in the monitoring, cleanup or correction of any such event or condition, but only to the extent not covered by casualty or other liability insurance; and

            (e) any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing matters set forth in Section 8.1(a) through
                 (d).

     8.2 INDEMNIFICATION BY PURCHASER. Purchaser shall indemnify and hold Seller harmless against any Loss arising out of or resulting from:

            (a) any material breach of any representation or warranty by Purchaser contained herein or in any document delivered hereunder;

            (b) any material breach of any covenant or agreement by Purchaser contained herein;

            (c) any material breach of any covenant or agreement by Purchaser contained herein to be performed before or after the Closing Date; or

            (d) the Assumed Liabilities and any other liabilities with respect to the conduct of the Purchased Business on and after the Closing Date, including liabilities arising from or relating to:

                 (1)  any taxes imposed on the Assets or
                      the conduct by the Purchaser of the Purchased Business for periods on or after the Closing date;

                 (2)  injuries to, the death of or the
                      contraction of any diseases by, any person resulting from exposure to hazardous substances or other materials on or after the Closing Date, but only to the extent not covered by casualty or other liability insurance;

                 (3)  the generation, processing, handling,
                      storage or disposition of or contamination by any Waste Material, whether on or off the Real Estate or other premises from which the Purchased Business shall be conducted, on or after the Closing Date, including costs and penalties incurred in the monitoring, cleanup or correction of any such event, but only to the extent not covered by casualty or other liability insurance; and

                 (4)  any pollution or other damage or
                      injury to the environment, whether on or off the Real Estate or other premises from which the

                      Purchased Business shall be conducted, occurring on or after the Closing Date, and caused to by Purchaser, including costs and penalties incurred in the monitoring, cleanup or correction of any such event, but only to the extent not covered by casualty or other liability insurance.

   8.3 INDEMNIFICATION PROCEDURES.

         8.3.1 For the purposes of this Section 8.3, the term "Indemnitee" shall refer to the person or persons entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of Section 8.1 or 8.2. The term "Indemnitor" shall refer to the person or persons having the obligation to indemnify pursuant to such provisions.

         8.3.2 An Indemnitee shall promptly give the Indemnitor written notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. If an Indemnitee shall receive notice of any claim by a third party which is or may be subject to indemnification (a "Third Party Claim"), the Indemnitee shall give the Indemnitor prompt written notice of such Third Party Claim and shall permit the Indemnitor, at its option, to participate in the defense of such Third Party Claim by counsel of its own choice and at its expense. If, however, the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee hereunder against all Losses that may result from such Third Party Claim (subject to the limitations set forth herein), then the Indemnitor shall be entitled, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice. In the event the Indemnitor exercises its right to undertake the defense of any such Third Party

Claim, the Indemnitee shall co-operate with the Indemnitor in such defense and make available to the Indemnitor, at the Indemnitor's expense, all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall co-operate with the Indemnitee in such defense and make available to it all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. No such Third Party Claim may be settled by the Indemnitor without the written consent of the Indemnitee, unless the settlement involves only the payment of money by the Indemnitor. Similarly, no Third Party Claim which is being defended in good faith by the Indemnitor shall be settled by the Indemnitee without the written consent of the Indemnitor.

     8.4 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNITY OBLIGATIONS. All representations, warranties, covenants and indemnification obligations contained in this Agreement, shall survive the Closing and any investigation made at any time by or on behalf of a party, for a period of three years following the Closing.

     8.5 CALCULATION OF LOSSES.

         8.5.1 Losses shall be determined after taking into account any insurance proceeds received by an Indemnitee or its affiliates from a non-affiliated insurance company on account of such Losses (after taking into account any costs incurred in obtaining such proceeds and any increase, determined in the reasonable judgment of the Indemnitee and confirmed by insurance company, in insurance premiums as a result of a claim with respect to such proceeds).

9. MISCELLANEOUS

     9.1 BROKERAGE. Purchaser and Seller each represent and warrant to the other that they have retained no broker or other person entitled to a commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement.

     9.2 ASSIGNMENT. The respective rights and obligations of Purchaser and Seller under this Agreement shall not be assignable by Purchaser or Seller without the prior written consent of the other; provided however, that Purchaser shall not be required to obtain Seller's prior written consent for an assignment of all the assets and liabilities of Purchaser or of this Agreement in its entirety to a wholly-owned subsidiary of Purchaser, to the parent company of Purchaser owning all the issued and outstanding shares of stock of or substantially all of the membership interests (except for qualifying interests) in Purchaser, to a sister corporation of Purchaser wholly-owned by Purchaser's parent company, or to a sister limited liability company in which Purchaser's parent company owns substantially all of the membership interests except for qualifying interests. Upon such demonstration by Purchaser, all the rights and powers of Purchaser and remedies available to it hereunder shall extend to and be enforceable by such subsidiary, parent, or sister company, and appropriate changes shall be made in all appropriate documents and in applicable parts of this Agreement, reflecting such assignment but no such assignment shall release Purchaser from its obligations hereunder. Nothing herein expressed or implied shall confer upon any person, other than the parties hereto or their respective successors, assigns, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.3 NOTICES. Any notice, consent, request, claim, demand, instruction or other communication to be given hereunder by Purchaser or Seller shall be in writing and shall be deemed to have been given when actually received. Any such notice, consent, request, claim, demand, instruction or other communication may be given by mail, express package service, telex, or telefax, and shall be addressed as follows:

              If to Purchaser, to:
                    Security Associates International, Inc..
                    2101 S. Arlington Heights Road
                    Arlington Heights, IL   60005-4142
                    Attention:  President

              with a copy to:
                    Sachnoff & Weaver, Ltd.
                    30 South Wacker Drive
                    Suite 2900
                    Chicago, IL   60606-7489
                    Attention: Jerold N. Siegan

              If to Seller, to:

                    William Jackson
                    1821 S.E. 7th Street
                    Pompano Beach, FL   33060

              with a copy to:
                    David Romanik
                    Romanik, Lavin, Huss & Paoli
                    1901 Harrison Street
                    Hollywood, FL   33020

     or to such other address as a party may from time to time designate by notice to the other.

     9.4 COSTS. The expenses of each party in connection with this Agreement shall be the sole responsibility of such party.

     9.5 INCORPORATION BY REFERENCE. The Schedules, Exhibits, certificates and other documents attached hereto or referred to herein are deemed to be a part of this Agreement and are incorporated herein by this reference.

     9.6 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties relating to the subject matter hereof and supersede all prior agreements, understandings, and representations, whether oral or written. This Agreement shall not be modified, amended or terminated except by written agreement of the parties. Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit or amplify the provisions hereof. Unless and only to the extent specified in this Agreement, Seller and Purchaser do not intend to confer any rights or benefits on any third parties arising out of or related to this Agreement or the transactions contemplated herein.

     9.7 SET OFF RIGHTS. In addition to the rights of the parties to indemnification pursuant to Section 8 hereunder, Seller and Purchaser shall each have the right to set off against any debt owed to the other party any damages or losses of any kind suffered as a result of the other party's failure to perform its obligations under this Agreement, breach of warranty or covenant, or any other act or failure to act in connection with this Agreement; provided that such right of set off is not modified or prohibited by an award in arbitration or a judgment by a court of competent jurisdiction. Nothwithstanding the foregoing, Purchaser shall not have any right of set-off with respect to its obligations under the Promissory Note and Sublease.

     9.8 COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     9.9 ARBITRATION. Any controversy or claim arising out of or related to this Agreement, or the breach thereof, shall be resolved by binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. The award rendered by the arbitrator may include attorneys' fees. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration: (a) if initiated by Purchaser, shall be held in Chicago, Illinois,
(b) if initiated by Seller, shall be held in Broward County, Florida, or at any other place selected by mutual agreement of Seller and Purchaser; (c) shall be decided by one neutral arbitrator who has been a member in good standing of the appropriate state bar for at least 15 years, has expertise in the process of arbitration and interpreting contracts in mergers and acquisitions and commercial transactions, and is selected in accordance with the Commercial Arbitration Rules; and (d) shall proceed under the Expedited Procedures of those rules, irrespective of the amount in dispute. Except to the extent the arbitrator may award attorneys' fees to a prevailing party, each party shall bear its own costs and expenses and an equal share of the arbitrator's fee and the administrative fees of the arbitration.

     9.10 GOVERNING LAW. This Agreement shall be construed in accordance with the law of the State of Florida excluding its conflict of laws rules.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


ATTEST:                    Security Associates International, Inc.

                      By:  /s/ James S. Brannen
                           ---------------------------------------
                                  As Its President

ATTEST:                    AMJ Central Station Corporation



                      By:  /s/ William Jackson
                           ---------------------------------------
                                  As Its President


     The undersigned, being the sole shareholder of AMJ Central Station Corporation acknowledges that he will receive substantial economic benefits upon the consummation of the transactions contemplated by this Agreement. In order to induce Purchaser to enter into this Agreement and to consummate the transactions contemplated herein the undersigned hereby agrees to be bound by Sections 4.7, 6.7, 7.1(h) and 8 hereof.

DATED: December 18, 1996



                      By:       /s/ William Jackson
                                --------------------
                                     William Jackson

     The undersigned, being one of the lessees under the Lease agrees to be bound by Section 4.7 hereof as it relates to the obligation to enter into the Sublease with Purchaser.


                                                     /s/ Elizabeth Jackson
                                                     ---------------------
                                                     Elizabeth Jackson








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